Exhibit 99.1

NEWS

FOREST OIL CORPORATION

707 17th STREET, SUITE 3600

DENVER, COLORADO 80202

FOR IMMEDIATE RELEASE

FOREST OIL AND SABINE OIL & GAS PROVIDE MERGER UPDATE

Special meeting of shareholders scheduled for November 20, 2014 pending completion of SEC proxy statement review; record date set as October 3, 2014

Forest and Sabine remain committed to completing transaction in 2014

DENVER, COLORADO and HOUSTON, TEXAS – October 6, 2014 – Forest Oil Corporation (NYSE:FST) (“Forest”) and Sabine Oil & Gas (“Sabine”) announced today that the proposed business combination transaction between Forest and Sabine continues to progress. Forest has set the date for the special meeting of its shareholders to consider and vote on, among other items, the combination between Forest and Sabine as November 20, 2014, pending completion of the SEC’s proxy statement review. Forest shareholders of record as of the close of business on October 3, 2014, will be entitled to vote at the special meeting. Additional information concerning the special meeting, including its time and location, will be provided in the Forest definitive proxy statement, which will be mailed promptly to shareholders after it is finalized. Both Forest and Sabine remain fully committed to completing this transaction in 2014.

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Forest Oil Corporation is engaged in the acquisition, production, exploration, and development of natural gas and liquids in the United States. Forest’s principal reserves and producing properties are located in East Texas, the Eagle Ford in South Texas, Arkansas, Louisiana, and Oklahoma. Forest’s common stock trades on the New York Stock Exchange under the symbol FST. For more information about Forest Oil, please visit its website at http://www.forestoil.com.

Sabine Oil & Gas LLC is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States. Sabine’s current operations are principally located in Cotton Valley Sand and Haynesville Shale in East Texas, the Eagle Ford Shale in South Texas, and the Granite Wash in the Texas Panhandle.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed transactions, Forest Oil Corporation has filed a preliminary proxy statement and intends to file a definitive proxy statement with the Securities and Exchange Commission (“SEC”), and each of Sabine Oil & Gas LLC and Forest Oil Corporation also plan to file other relevant documents with the SEC regarding the proposed transactions. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the definitive proxy statement (if and when it becomes available) and other relevant documents filed by Sabine Oil & Gas LLC and Forest Oil Corporation with the SEC at the SEC’s website at www.sec.gov. You may also obtain Forest’s documents by contacting Forest Oil Corporation’s Investor Relations department at www.forestoil.com or by email at IR@forestoil.com.

PARTICIPANTS IN THE SOLICITATION

Forest Oil Corporation, Sabine Oil & Gas LLC and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. Information about Forest Oil Corporation’s directors is available in Forest Oil Corporation’s proxy statement filed with the SEC on March 26, 2014, for its 2014 annual meeting of shareholders, and information about Forest Oil Corporation’s executive officers is available in Forest Oil Corporation’s Annual Report on Form 10-K for 2013 filed with the SEC on February 26, 2014. Information about Sabine Oil & Gas LLC’s directors and executive officers is available in the preliminary proxy statement filed by Forest Oil Corporation on October 6, 2014. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC regarding the proposed transactions when they become available. Investors should read the definitive proxy statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Forest Oil Corporation using the sources indicated above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements concerning the proposed transactions, its financial and business impact, management’s beliefs and objectives with respect thereto, and management’s current expectations for future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be,” and any similar expressions or other words of similar meaning are intended to identify those assertions as forward-looking statements. It is uncertain whether the events anticipated will transpire, or if they do occur what impact they will have on the results of operations and financial condition of Forest Oil Corporation or Sabine Oil & Gas LLC. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including but not limited to the ability of the parties to satisfy the conditions precedent and consummate the proposed transactions, the timing of consummation of the proposed transactions, the ability of the parties to secure regulatory approvals in a timely manner or on the terms desired or anticipated, the ability of Forest Oil Corporation to integrate the acquired operations, the ability to implement the anticipated business plans following closing and achieve anticipated benefits and savings, and the ability to realize opportunities for growth. Other important economic, political, regulatory, legal, technological, competitive and other uncertainties are identified in the documents filed with the SEC by Forest Oil Corporation from time to time, including Forest Oil Corporation’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including amendments to the foregoing. For additional information on the risks and uncertainties that could impact Sabine Oil & Gas LLC’s business and operations, as well as risks related to the transactions, please see the preliminary proxy statement filed by Forest Oil Corporation on October 6, 2014. The forward-looking statements included in this document are made only as of the date hereof. Neither Forest Oil Corporation nor Sabine Oil & Gas LLC undertakes any obligation to update the forward-looking statements included in this document to reflect subsequent events or circumstances.

CONTACT

FOR INVESTORS

Forest Oil Corporation

Larry C. Busnardo

VP – Investor Relations

303-812-1441

October 6, 2014